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                                                                EXHIBIT 99.1

FOR IMMEDIATE RELEASE

                SAFE TECHNOLOGIES INTERNATIONAL, INC. (SFAD)
                    CONFIRMS FLOAT IS 100,000,000 SHARES

Palm Beach, FL., March 31, 1999, Safe Technologies International, Inc., (OTC:SFAD) reported today, that the current number of shares available for trading, at this time, is approximately 100,000,000 shares. Many shareholders are confusing the 'float' with the number of SFAD's issued shares, (including 144 Restricted shares), totaling 712,489,700 at December 31, 1998.

Brad Tolley, Vice President of SFAD Investor Relations said, "we do not expect the float to increase dramatically in 1999, due to Lock Up Agreements which SFAD's Management and major shareholders have entered into. SFAD shareholders should also note that a large percentage (75%) of the SFAD issued stock is 144 Restricted stock which is owned by two shareholders. This means that the float should not be significantly increased in the short and medium term".

Management will keep Shareholders apprised as to significant increases of SFAD's Float.



    SOURCE:         Safe Technologies International, Inc.,(SFAD)
    CONTACT:        Brad Tolley VP Investor Relations
    TEL:            561-832-2700
    EMAIL:          investor.relations@safetechnologies.com
    HTTP://         www.safetechnologies.com

Forward-Looking Statements: Except for the historical information contained herein, this news release may contain forward looking statements within the meaning of Section 27A of the Securities Act of l934, as amended, that may involve risks and uncertainties, including technical issues relating to the design and availability of the web site, as well as other risks detailed from time to time in the Company's SEC reports, including reports on Form 10KSB for the year ended November, 1997 and Form 10-QSB for the quarter ended September 30, 1998.